Exhibit 99(a)

Media Contacts:
Wachovia:	Tony Mattera	804-787-6872
(Richmond)
	Betsy Weinberger	704-715-4539
(Charlotte)
Prudential:	Bob DeFillippo	973-802-4149

Investor Contact:
Wachovia:	Alice Lehman	704-374-4139
Prudential:	Eric Durant	973-802-3838

WACHOVIA CORP. AND PRUDENTIAL FINANCIAL, INC.

TO FORM PREMIER NATIONAL RETAIL FINANCIAL ADVISORY FIRM

Unique new company will create the third largest brokerage firm

Newark N.J./Charlotte, N.C. — February 19, 2003 – Wachovia Corp. (NYSE:WB), and Prudential Financial Inc. (NYSE:PRU) — two of the nation’s leading providers of investment, securities, insurance, and banking products — announced today that they are joining retail brokerage forces to create one of the nation’s largest retail financial advisory organizations.

The new company will be the third largest brokerage firm in the country, based on combined client assets of $537 billion and 2002 estimated combined net revenue of $4.2 billion. The firm will have a national footprint of more than 3,500 brokerage locations, including 791 dedicated retail offices in 48 states and the District of Columbia. The new company will create a full-service firm that will provide advice to customers based on research from multiple providers and have access to a broad suite of financial products and services from its parent organizations.

The transaction, which is anticipated to close in the third quarter of 2003, is expected to be accretive to the earnings per share of both companies in the first full year following the closing, not including the effect of one-time charges. The transaction also provides attractive internal rates of return.

Page - 2

Under the terms of the agreement, Wachovia and Prudential will combine their retail securities brokerage and clearing operations to form a new firm, which will be headquartered in Richmond, Virginia. Wachovia will have a 62 percent ownership interest in the new firm, and Prudential will own the remaining 38 percent. Wachovia will appoint three members to the firm’s board of managers and Prudential will appoint two members. The contributed brokerage operations will continue doing business under their current names until integration is complete and then will operate as Wachovia Securities.

John Strangfeld, a vice chairman of Prudential Financial and leader of that company’s Investment Division, which includes the retail securities brokerage and clearing operations, will serve as Chairman of the new combined firm. Strangfeld, a 25-year employee of Prudential, has led Prudential Securities for the past two years. He will continue in his position as a vice chairman of Prudential Financial.

The new firm will report to Donald A. McMullen, Jr., president of Wachovia’s Capital Management Group. Daniel J. Ludeman, currently president and CEO of Wachovia Securities, will be the president and CEO of the new firm. He is a 24-year veteran of the brokerage industry.

The units of Prudential included in the new firm are: the Private Client Group, which includes Prudential Securities’ domestic and Latin American branches, and Wexford Clearing Services Corporation, as well as all supporting functions for these businesses. Excluded from the new firm are Prudential Securities’ widely acclaimed, independent equity research department and its domestic and international equity sales and trading group. These will continue to operate as a unit of Prudential Financial and will be called the Prudential Equity Group. Other Prudential units excluded from the new firm are: Prudential’s international private client and global derivatives operations, and the Prudential Bank and Trust.

The units of Wachovia included in the new firm are: the entire Wachovia Securities retail brokerage firm, including its Private Client Group, its in-bank Investment Services Group and its Independent Brokerage Group, which includes First Clearing Corporation, as well as selected supporting functions.

Page - 3

The new correspondent clearing unit will operate under the Wexford name and will be among the nation’s top five clearing firms, serving approximately 200 broker-dealers nationwide.

Wachovia’s Equity Capital Markets group, which conducts equity research, underwriting, and sales and trading for retail and institutional clients under the Wachovia Securities brand, will continue to operate separately from the retail brokerage group.

“We are extremely enthusiastic about the formation of this new financial advisor powerhouse,” said McMullen. “This creates one of the nation’s leading retail brokerage platforms, with a major national market presence, excellent growth prospects and a shared vision of putting the client first. This transaction is a clear indication of Wachovia’s commitment to its stated strategy of expanding retail distribution as a competitive advantage while generating rapid and attractive financial returns.”

“Our two firms are a great fit,” said Strangfeld. “This new company makes sense because it gives us the scale necessary to compete and because both parent companies share an investor-focused strategy.”

McMullen noted that the combined entity would benefit from significant annual expense efficiencies, estimated at $220 million after tax by 2005. The new company will record merger-related and restructuring charges and exit cost purchase accounting adjustments of approximately $681 million after tax in connection with the transaction over the 18-month integration period.

David M. Carroll, Wachovia’s co-head of merger integration of the First Union/Wachovia merger, which is planned for completion by year-end, will lead the integration effort.

With combined client assets of $537 billion, the new firm will distribute a full range of financial products, including mutual funds, annuities, insurance, lending, trust and 401(k) products. It will be one of the leading distributors of mutual funds and annuities in the country.

“The combination of our financial advisory organizations will create a firm that is clearly among the leaders of our industry,” Ludeman said. “It will be a firm with the scope

Page - 4

and resources required to make it the firm of choice for clients and in particular for quality financial advisors.”

“There are few opportunities in the marketplace where two firms can join together to build the scale that makes you a major player overnight,” said Strangfeld. “We believe we are ideal partners for each other. Our cultures are aligned and both firms are dedicated to putting the client first and offering them the best products and services.”

Wachovia Corporation (NYSE:WB), created through the September 1, 2001, merger of First Union and Wachovia, had assets of $342 billion, assets under management and administration of $802 billion, and stockholders’ equity of $32 billion at December 31, 2002. Wachovia is a leading provider of financial services to retail, brokerage and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices under the First Union and Wachovia names in 11 East Coast states and Washington, D.C., and offers full-service brokerage with offices in 48 of the 50 states. Global services are provided through more than 30 international offices. Online banking and brokerage products and services are available through www.wachovia.com and www.wachoviasec.com.

Prudential Financial companies, with approximately $556 billion in total assets under management and administration as of December 31, 2002, serve individual and institutional customers worldwide and include Prudential Insurance Company, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

Announcement Conference Call: Executives from both companies will discuss the partnership of the brokerage firms on a conference call at 10 a.m. EDT on Wednesday, February 19. The call will be available by telephone and audio webcast. During the call, the speakers will review information presented in handouts that are available through wachovia.com/investor. Participants are encouraged to access the handouts before the teleconference begins.

Webcast Instructions: To access the audio webcast go to wachovia.com/investor and click on the audio webcast link. Please log on to the website at least 10 minutes prior to the call to register and download and install any necessary audio software. A replay of the webcast also will be available beginning at 12 p.m. EDT today.

Teleconference Instructions: The telephone number for today’s conference call is 800-283-4212 for U.S. callers (402-220-9731 for international callers). You will be asked to provide your name and business affiliation. Mention the conference access code: 19996. A continuous telephone replay will be available beginning at 12 p.m. EDT today through 11 a.m. EDT on March 5. The replay telephone number is 402-220-9080.

Video News Release: B-roll and interviews with Donald McMullen Jr. and John Strangfeld can be downlinked from the following coordinates: SBS 6, Transponder 9, 11 a.m. – 11:30 a.m. EDT, Wednesday, February 19th.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction between Wachovia and Prudential, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the transaction; (ii) statements with respect to Wachovia and Prudential’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, and similar expressions. These statements are based upon the current beliefs and expectations of Wachovia and Prudential’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that the businesses of Wachovia and Prudential that are to be contributed to the limited liability company will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the transaction may not be fully realized or realized within the expected time frame; (3) revenues following the transaction may be lower than expected; (4) operating costs, customer loss and business disruption following the transaction including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the risk that the parties are unable to obtain governmental approvals of the transaction on the proposed terms and schedule; (6) competitive pressures among securities brokerage and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (7) the strength of the United States economy in general and the strength of the local economies in which the combined company formed in the transaction will conduct operations may be different than expected; (8) changes in the U.S. and foreign legal and regulatory framework may impose additional burdens on the combined company formed in the transaction or adversely affect its current or planned operations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions and the impact of such conditions on the combined company’s asset management and securities brokerage activities) could reduce trading volumes, decrease customer assets and have other adverse effects on the combined company’s operations; (10) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (11) inflation, interest rate, market and monetary fluctuations; (12) the timely development of competitive new products and services by the combined company formed in the transaction and the acceptance of these products and services by new and existing customers; (13) the willingness of customers to accept third party products marketed by the combined company; (14) the willingness of customers to substitute competitors’ products and services for products and services of the combined company; (15) the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

(16) technological changes; (17) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the transaction, and the actual restructuring and other charges related thereto; (18) unanticipated regulatory or judicial proceedings; (19) the impact of changes in accounting policies; (20) the impact on the combined businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and (21) the success of the combined company at managing the risks involved in the foregoing.

Additional factors that could cause Wachovia’s and Prudential’s results to differ materially from those described in the forward-looking statements can be found in Wachovia and Prudential’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or others matters and attributable to Wachovia or Prudential or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Wachovia and Prudential do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.